Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of August 1, 2018 by and between Merit Medical Systems, Inc., a Utah corporation (“Company”), and Raul Parra, an individual (“Indemnitee”).
RECITALS
A.The Company is aware that because of the increased exposure to litigation costs, talented and experienced persons are increasingly reluctant to serve or continue serving as directors and officers of corporations unless they are protected by comprehensive liability insurance and indemnification.

B.The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore often fail to provide such directors and officers with adequate guidance regarding the proper course of action.

C.The Board of Directors of the Company (the “Board”), has concluded that, in order to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, the Company should contractually indemnify its officers and directors, and the officers and directors of its subsidiaries, in connection with claims against such officers and directors relating to their services to the Company and its subsidiaries and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company, its subsidiaries and shareholders.

D.Indemnitee's willingness to serve as an officer of the Company is predicated, in substantial part, upon the Company's willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Utah, and upon the other undertakings set forth in this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Company and Indemnitee, intending to be legally bound hereby, hereby agree as follows:

1.	Definitions.

(a)Agent. “Agent” with respect to the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or a subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including without limitation any employee benefit plan whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); or was a director, officer, employee or agent of a predecessor corporation (or other predecessor entity or enterprise) of the Company or a subsidiary, or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including without limitation any employee benefit plan whether or not subject to the ERISA) at the request of, for the convenience of, or to represent the interests of such predecessor.

(b)Change in Control. “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or group acting in concert, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

(c)Company. References to the “Company” shall include, in addition to Merit Medical Systems, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Merit Medical Systems, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)Expenses. “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys' and experts' fees, costs of investigation and related disbursements) reasonably incurred by Indemnitee in connection with the investigation (whether formal or informal), settlement, defense or appeal of a Proceeding covered hereby or the establishment or enforcement of a right to indemnification under this Agreement, including without limitation in the case of an appeal the premium for, and other costs relating to, any costs bond or supercedes bond or other appeal bond or its equivalent.

(e)Independent Legal Counsel. “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(i) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the preceding three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnity agreements).

(f)Other References. References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(g)Proceeding. “Proceeding” means any threatened, pending, or completed claim, suit, action, proceeding or alternative dispute resolution mechanism, or any hearing or investigation, whether civil, criminal, administrative, investigative or otherwise, including without limitation any situation which Indemnitee believes in good faith might lead to the institution of any such proceeding.

(h)Reviewing Party. “Reviewing Party” shall mean, subject to the provisions of Section 2(g), any person or body appointed by the Board in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Board, Independent Legal Counsel or any other person or body not a party to the particular Proceeding for which Indemnitee is seeking indemnification, as set forth in Section 2(i).

2.	Indemnification.

(a)Third Party Proceedings. The Company shall defend, indemnify and hold harmless Indemnitee to the fullest extent permitted by the Utah Revised Business Corporation Act (the “Act”) if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an Agent of the Company, against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

(b)Proceedings By or in the Right of the Company. The Company shall defend, indemnify and hold harmless Indemnitee to the fullest extent permitted by the Act if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, all Expenses and liabilities of any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper.

(c)Presumptions; Burden of Proof. In making any determination concerning Indemnitee's right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. Any determination concerning Indemnitee's right to indemnification that is adverse to Indemnitee may be challenged by Indemnitee in the courts of the State of Utah. No determination by the Company (including without limitation by its directors or any Independent Legal Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(d)Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by other Agents of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other person· (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any Agent of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(e)Actions Where Indemnitee Is Deceased. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of Indemnitee against any and all Expenses and liabilities reasonably incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for Indemnitee in Sections 2(a) and 2(b) above.

(f)Extent of Insurance. The Expenses and liabilities covered hereby shall be net of any payments made by D&O Insurance carriers or others.

(g)Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law: (i) the Company shall have no further obligation under Section 2(a) or Section 2(b) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party; and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(h)Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(i)Selection of Reviewing Party; Change in Control. A determination, if required by applicable law, with respect to Indemnitee's entitlement to indemnification shall be made in accordance with the provisions of this paragraph (i). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company's Articles of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless: (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Board in writing; or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

3.No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment. Indemnitee specifically acknowledges that Indemnitee's employment with or services to the Company or any of its subsidiaries is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, the Company's Articles of Incorporation and Bylaws, as applicable.

4.Expenses; Indemnification Procedure.

(a)Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or Proceeding referred to in Section 2(a) or Section 2(b) hereof (including amounts actually paid in settlement of any such Proceeding if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)Notice/Cooperation by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement or threat of any Proceeding covered hereby, Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of any of its obligations hereunder, except to the extent that such failure prejudices the Company's ability to perform its obligations hereunder. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 13(i) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(c)Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4(b) hereof, the Company has D&O Insurance (as defined in Section 7(a) below) in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(d)Indemnitee shall be entitled to retain one or more counsel from time to time selected by Indemnitee in Indemnitee's reasonable discretion to act as its counsel in and for the investigation, defense, settlement or appeal of each Proceeding. The Company shall not waive any privilege or right available to Indemnitee in any such Proceeding.

(e)The Company shall bear all reasonable fees and Expenses (including invoices for advance retainers) of such counsel, and all reasonable fees and Expenses invoiced by other persons or entities, in connection with the investigation, defense, settlement or appeal of each such Proceeding. Such fees and Expenses are referred to herein as “Covered Expenses.”

(f)Until a determination to the contrary under Section 5 hereof is made, the Company shall advance all Covered Expenses in connection with each Proceeding. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent permitted by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement.

(g)Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any advancement of Expenses with respect to the Expenses of any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding with counsel selected by the Company, subject to approval by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Proceeding; provided that: (i) Indemnitee shall have the right to employ Indemnitee's separate counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or advancement of Expenses hereunder.

(h)Each advance to be made hereunder shall be paid by the Company to Indemnitee within ten (10) business days following delivery of a written request therefor by Indemnitee to the Company.

(i)The Company acknowledges the potentially severe damage to Indemnitee should the Company fail timely to make such advances to Indemnitee.

(j)The Company shall not settle any Proceeding if, as a result of such settlement, any fine or obligation is imposed on Indemnitee without Indemnitee's prior written consent.

5.Determination of Right to Indemnification.

(a)To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, claim, issue or matter covered hereby, Indemnitee need not repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.

(b)Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Proceeding of any and all Expenses relating to, arising out of or resulting from any Proceeding paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee.

(c)Subject to the provisions of Section 2(g), notwithstanding a determination by a Reviewing Party or a court that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the courts of the State of Utah for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement.

(d)Subject to the provisions of Section 2(i), the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee in connection with any Proceeding under Sections 5(b) or 5(c) and against all Expenses reasonably incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.

(e)The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by the Act, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement to the Act or in any applicable law, statute or rule which expands the right of a Utah corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change to the Act or in any applicable law, statute or rule which narrows the right of a Utah corporation to indemnify its Agent, such change, to the extent not otherwise required by the Act or such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9 hereof.

(f)Nonexclusivity. The indemnification and the payment of Expense advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any other agreement, any vote of shareholders or disinterested directors, the Act, or otherwise. The indemnification and the payment or advancement of Expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

(g)No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Articles of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

(h)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6.Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

7.Officer and Director Liability Insurance.

(a)The Company hereby covenants and agrees with Indemnitee that, subject to Section 7(b), the Company shall obtain and maintain in full force and effect directors' and officers' liability insurance (“D&O Insurance”), in reasonable amounts as the Board shall determine from established and reputable insurers with an AM Best rating of A.VI or better, but no less than the amounts in effect upon initial procurement of the D&O Insurance. In all policies of D&O Insurance, Indemnitee shall be named as an insured.

(b)Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Board determines in good faith that the premium costs for such insurance are (i) disproportionate to the amount of coverage provided after giving effect to exclusions, and (ii) substantially more burdensome to the Company than the premiums charged to the Company for its initial D&O Insurance.

(c)To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

8.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, other than: (i) Proceedings under Sections 5(b) or 5(c); (ii) Proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company’s Articles of Incorporation or Bylaws unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous; or (iii) proceedings or claims instituted by Indemnitee with the approval by the Board;

(b)Unauthorized Settlement. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement, which consent will not be unreasonably withheld provided that the Company's consent is not required if the Company is refusing to indemnify or advance Expenses to Indemnitee;

(c)Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors; liability insurance maintained by the Company; or

(d)Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.Witness Expenses. The Company agrees to compensate Indemnitee for the reasonable value of Indemnitee's time spent, and to reimburse Indemnitee for all Expenses (including reasonable attorneys' fees and travel costs) reasonably incurred by Indemnitee, in connection with being a witness, or if Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of Indemnitee serving or having served as an Agent of the Company.

11.Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

12.Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is an Agent of the Company and shall continue thereafter (a) so long as Indemnitee may be subject to any possible claim for which Indemnitee may be indemnified hereunder (including any rights of appeal thereto) and (b) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret Indemnitee's rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Proceeding.

13.Miscellaneous.

(a)Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflict of law.

(b)Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Utah for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the federal and state courts located in the State of Utah in and for Salt Lake County, which shall be the exclusive and only proper forum for adjudicating such a claim.

(c)Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)Counterparts. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Company and Indemnitee and may be supplemented or amended as to Indemnitee only by a written instrument signed by the Company and Indemnitee, with such amendment binding only the Company and Indemnitee. All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.

(f)Interpretation of Agreement. This Agreement shall be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the Act.

(g)Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(h)Continuation of Indemnity; Binding Effect. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting an Agent of the Company and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(i)Notices. All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by a courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the addresses listed below, or to such other addresses as the parties may notify each other in writing.

To Company:	Merit Medical Systems, Inc.
Attention: Chief Executive Officer
1600 West Merit Parkway
South Jordan, Utah 84095

To Indemnitee:	At Indemnitee's residence address and facsimile number on the records of the Company from time to time.
(j)Evidence of Coverage. Upon request by Indemnitee, the Company shall provide evidence of the liability insurance coverage required by this Agreement. The Company shall promptly notify Indemnitee of any change in the Company's D&O Insurance coverage.

[Remainder of Page Intentionally Left Blank;
Signatures appear on the following page.]

The parties hereto have agreed and accept this Agreement as of the day and year set forth on the first page of this Agreement.

MERIT MEDICAL SYSTEMS, INC.

/s/ Fred P. Lampropoulos
By:
Name: Fred P. Lampropoulos
Title: Chief Executive Officer

INDEMNITEE:
/s/ Raul Parra

[Signature Page to Indemnification Agreement]